EXHIBIT 99.1

WESTERN GAS ANNOUNCES
SECOND-QUARTER 2018 RESULTS

HOUSTON, July 31, 2018 – Western Gas Partners, LP (NYSE: WES) (“WES” or the “Partnership”) and Western Gas Equity Partners, LP (NYSE: WGP) (“WGP”) today announced second-quarter 2018 financial and operating results.
WESTERN GAS PARTNERS, LP
Net income (loss) available to limited partners for the second quarter of 2018 totaled $(51.5) million, or $(0.32) per common unit (diluted), with second-quarter 2018 Adjusted EBITDA(1) of $271.7 million and second-quarter 2018 Distributable cash flow(1) of $221.8 million. These results were impacted by the following amounts associated with the shutdown of two legacy gathering systems with less than 8 MMcf/d of throughput that had reached the end of their useful life: (i) an accrual of $10.9 million related to estimated future costs recorded as a reduction in affiliate product sales and (ii) $127.2 million recorded as impairment expense associated with reducing the net book value of the systems and additional asset retirement obligation. Adjusted EBITDA(1) includes the impact of the $10.9 million accrual.
WES previously declared a quarterly distribution of $0.950 per unit for the second quarter of 2018. This distribution represented a 2% increase over the prior quarter’s distribution and a 7% increase over the second-quarter 2017 distribution. The second-quarter 2018 Coverage ratio(1) of 0.98 times was impacted by 0.05 times due to the aforementioned $10.9 million accrual.

(1) Please see the tables at the end of this release for a reconciliation of GAAP to non-GAAP measures and calculation of the Coverage ratio.

“Since we initially provided our 2018 guidance last fall, we have been discussing our expectation of a volumetric and cash flow ramp in the second half of this year. I’m pleased to say that it has begun,” said Chief Executive Officer, Benjamin Fink. “Anadarko has successfully brought two Regional Oil Treating facilities online, one late in the second quarter and one earlier this month, and the Delaware Basin generated strong volumetric growth in the second quarter, which should accelerate throughout the remainder of the year. Furthermore, we remain on track to bring both the Mentone I and II trains online late in the third and fourth quarters.”
Total throughput attributable to WES for natural gas assets for the second quarter of 2018 averaged 3.8 Bcf/d, which was 5% above the prior quarter and 9% above the second quarter of 2017. Total throughput for crude oil, NGL and produced water assets for the second quarter of 2018 averaged 343 MBbls/d, which was 33% above the prior quarter and 88% above the second quarter of 2017. These increases were primarily driven by the continued growth behind our DBM water systems and our acquisition of a 20% interest in Whitethorn (which owns the Midland-to-Sealy pipeline and related storage facilities) in June.
Capital expenditures attributable to WES, including equity investments but excluding acquisitions, totaled $369.2 million on a cash basis and $322.0 million on an accrual basis during the second quarter of 2018, with maintenance capital expenditures on a cash basis of $20.9 million. The Partnership also announced the increase of its outlook for 2018 maintenance capital expenditures to a range of $90 million to $100 million from the previously stated range of $80 million to $90 million.
WESTERN GAS EQUITY PARTNERS, LP
WGP indirectly owns the entire general partner interest in WES, 100% of the incentive distribution rights in WES and 50,132,046 WES common units. Net income (loss) available to limited partners for the second quarter of 2018 totaled $67.6 million, or $0.31 per common unit (diluted).
WGP previously declared a quarterly distribution of $0.58250 per unit for the second quarter of 2018. This distribution represented a 2% increase over the prior quarter’s distribution and a 10% increase over the second-quarter 2017 distribution. WGP will receive distributions from WES of $128.3 million attributable to the second quarter of 2018 and will pay $127.5 million in distributions for the same period.

CONFERENCE CALL TOMORROW AT 11 A.M. CDT
WES and WGP will host a joint conference call on Wednesday, August 1, 2018, at 11:00 a.m. Central Daylight Time (12:00 p.m. Eastern Daylight Time) to discuss second-quarter 2018 results. Individuals who would like to participate should dial 877-883-0383 (Domestic) or 412-902-6506 (International) approximately 15 minutes before the scheduled conference call time, and enter participant access code 7387060. To access the live audio webcast of the conference call, please visit the investor relations section of the Partnership’s website at www.westerngas.com. A replay of the conference call will also be available on the website for two weeks following the call.

Western Gas Partners, LP (“WES”) is a growth-oriented Delaware master limited partnership formed by Anadarko Petroleum Corporation to acquire, own, develop and operate midstream assets. With midstream assets located in the Rocky Mountains, North-central Pennsylvania, Texas and New Mexico, WES is engaged in the business of gathering, compressing, treating, processing and transporting natural gas; gathering, stabilizing and transporting condensate, natural gas liquids and crude oil; and gathering and disposing of produced water for Anadarko, as well as for third-party producers and customers. In addition, in its capacity as a processor of natural gas, WES also buys and sells natural gas, NGLs and condensate on behalf of itself and as agent for its customers under certain of its contracts.
Western Gas Equity Partners, LP (“WGP”) is a Delaware master limited partnership formed by Anadarko Petroleum Corporation to own the following types of interests in WES: (i) the general partner interest and all of the incentive distribution rights in WES, both owned through WGP’s 100% ownership of WES’s general partner, and (ii) a significant limited partner interest in WES.

For more information about Western Gas Partners, LP and Western Gas Equity Partners, LP, please visit www.westerngas.com.
This news release contains forward-looking statements. WES and WGP’s management believes that their expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove to have been correct. A number of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this news release. These factors include the ability to meet financial guidance or distribution growth expectations; the ability to safely and efficiently operate WES’s assets; the supply of, demand for, and price of oil, natural gas, NGLs and related products or services; the ability to meet projected in-service dates for capital growth projects; construction costs or capital expenditures exceeding estimated or budgeted costs or expenditures; and the other factors described in the “Risk Factors” sections of WES’s and WGP’s most recent Forms 10-K and Forms 10-Q filed with the Securities and Exchange Commission and in their other public filings and press releases. Western Gas Partners, LP and Western Gas Equity Partners, LP undertake no obligation to publicly update or revise any forward-looking statements.

# # #

WESTERN GAS CONTACT
Jonathon E. VandenBrand
Director, Investor Relations
jon.vandenbrand@anadarko.com
832.636.6000

Western Gas Partners, LP Reconciliation of GAAP to Non-GAAP Measures

Below are reconciliations of (i) net income (loss) attributable to Western Gas Partners, LP (GAAP) to WES’s Distributable cash flow (non-GAAP), (ii) net income (loss) attributable to Western Gas Partners, LP (GAAP) and net cash provided by operating activities (GAAP) to Adjusted EBITDA attributable to Western Gas Partners, LP (“Adjusted EBITDA”) (non-GAAP), and (iii) operating income (loss) (GAAP) to Adjusted gross margin attributable to Western Gas Partners, LP (“Adjusted gross margin”) (non-GAAP), as required under Regulation G of the Securities Exchange Act of 1934. Management believes that WES’s Distributable cash flow, Adjusted EBITDA, Adjusted gross margin, and Coverage ratio are widely accepted financial indicators of WES’s financial performance compared to other publicly traded partnerships and are useful in assessing its ability to incur and service debt, fund capital expenditures and make distributions. Distributable cash flow, Adjusted EBITDA, Adjusted gross margin and Coverage ratio, as defined by WES, may not be comparable to similarly titled measures used by other companies. Therefore, WES’s Distributable cash flow, Adjusted EBITDA, Adjusted gross margin and Coverage ratio should be considered in conjunction with net income (loss) attributable to Western Gas Partners, LP and other applicable performance measures, such as operating income (loss) or cash flows from operating activities.

Western Gas Partners, LP Reconciliation of GAAP to Non-GAAP Measures, continued

Distributable Cash Flow

WES defines Distributable cash flow as Adjusted EBITDA, plus interest income and the net settlement amounts from the sale and/or purchase of natural gas, condensate and NGLs under WES’s commodity price swap agreements to the extent such amounts are not recognized as Adjusted EBITDA, less Service revenues – fee based recognized in Adjusted EBITDA (less than) in excess of customer billings, net cash paid (or to be paid) for interest expense (including amortization of deferred debt issuance costs originally paid in cash, offset by non-cash capitalized interest), maintenance capital expenditures, Series A Preferred unit distributions and income taxes.

	Three Months Ended June 30,			Six Months Ended June 30,
thousands except Coverage ratio	2018		2017	2018		2017
Reconciliation of Net income (loss) attributable to Western Gas Partners, LP to Distributable cash flow and calculation of the Coverage ratio
Net income (loss) attributable to Western Gas Partners, LP	$32,708		$173,451	$182,071		$275,340
Add:
Distributions from equity investments	31,947		28,856	60,901		51,423
Non-cash equity-based compensation expense	1,852		975	4,004		2,221
Non-cash settled interest expense, net (1)	—		—	—		71
Income tax (benefit) expense	282		843	1,784		4,395
Depreciation and amortization (2)	78,066		73,352	154,182		142,401
Impairments	127,243		3,178	127,391		167,920
Above-market component of swap agreements with Anadarko	13,839		16,373	28,121		28,670
Other expense (2)	8		95	151		140
Less:
Recognized Service revenues – fee based (less than) in excess of customer billings	(3,367)		—	(3,861)		—
Gain (loss) on divestiture and other, net	170		15,458	286		134,945
Equity income, net – affiliates	39,218		21,728	59,642		41,189
Cash paid for maintenance capital expenditures (2)	20,891		11,402	37,325		22,524
Capitalized interest	6,011		1,060	10,065		1,876
Cash paid for (reimbursement of) income taxes	—		—	(87)		189
Series A Preferred unit distributions	—		—	—		7,453
Other income (2)	1,223		250	2,000		677
Distributable cash flow	$221,799		$247,225	$453,235		$463,728
Distributions declared (3)
Limited partners – common units	$144,979			$287,662
General partner	80,712			159,162
Total	$225,691			$446,824
Coverage ratio	0.98	x		1.01	x

(1)	Includes amounts related to the Deferred purchase price obligation - Anadarko.

(2)	Includes WES’s 75% share of depreciation and amortization; other expense; cash paid for maintenance capital expenditures; and other income attributable to Chipeta.

(3)	Reflects cash distributions of $0.950 and $1.885 per unit declared for the three and six months ended June 30, 2018, respectively.

Western Gas Partners, LP Reconciliation of GAAP to Non-GAAP Measures, continued

Adjusted EBITDA Attributable to Western Gas Partners, LP

WES defines Adjusted EBITDA as net income (loss) attributable to Western Gas Partners, LP, plus distributions from equity investments, non-cash equity-based compensation expense, interest expense, income tax expense, depreciation and amortization, impairments, and other expense (including lower of cost or market inventory adjustments recorded in cost of product), less gain (loss) on divestiture and other, net, income from equity investments, interest income, income tax benefit, and other income.

	Three Months Ended June 30,		Six Months Ended June 30,
thousands	2018	2017	2018	2017
Reconciliation of Net income (loss) attributable to Western Gas Partners, LP to Adjusted EBITDA attributable to Western Gas Partners, LP
Net income (loss) attributable to Western Gas Partners, LP	$32,708	$173,451	$182,071	$275,340
Add:
Distributions from equity investments	31,947	28,856	60,901	51,423
Non-cash equity-based compensation expense	1,852	975	4,004	2,221
Interest expense	44,389	35,746	83,672	71,250
Income tax expense	282	843	1,784	4,395
Depreciation and amortization (1)	78,066	73,352	154,182	142,401
Impairments	127,243	3,178	127,391	167,920
Other expense (1)	8	95	151	140
Less:
Gain (loss) on divestiture and other, net	170	15,458	286	134,945
Equity income, net – affiliates	39,218	21,728	59,642	41,189
Interest income – affiliates	4,225	4,225	8,450	8,450
Other income (1)	1,223	250	2,000	677
Adjusted EBITDA attributable to Western Gas Partners, LP	$271,659	$274,835	$543,778	$529,829
Reconciliation of Net cash provided by operating activities to Adjusted EBITDA attributable to Western Gas Partners, LP
Net cash provided by operating activities	$273,315	$240,536	$514,911	$433,152
Interest (income) expense, net	40,164	31,521	75,222	62,800
Uncontributed cash-based compensation awards	398	(209)	987	(172)
Accretion and amortization of long-term obligations, net	(1,248)	(1,038)	(2,626)	(2,139)
Current income tax (benefit) expense	90	204	261	628
Other (income) expense, net	(1,229)	(253)	(2,011)	(683)
Distributions from equity investments in excess of cumulative earnings – affiliates	4,492	5,768	12,505	9,221
Changes in assets and liabilities:
Accounts receivable, net	(21,639)	(10,876)	7,009	(9,363)
Accounts and imbalance payables and accrued liabilities, net	(13,498)	12,035	(40,573)	41,975
Other items, net	(5,655)	(131)	(14,670)	(116)
Adjusted EBITDA attributable to noncontrolling interest	(3,531)	(2,722)	(7,237)	(5,474)
Adjusted EBITDA attributable to Western Gas Partners, LP	$271,659	$274,835	$543,778	$529,829
Cash flow information of Western Gas Partners, LP
Net cash provided by operating activities			$514,911	$433,152
Net cash used in investing activities			(826,653)	(363,131)
Net cash provided by (used in) financing activities			286,163	(239,749)

(1)	Includes WES’s 75% share of depreciation and amortization; other expense; and other income attributable to Chipeta.

Western Gas Partners, LP Reconciliation of GAAP to Non-GAAP Measures, continued

Adjusted Gross Margin Attributable to Western Gas Partners, LP

WES defines Adjusted gross margin as total revenues and other (less reimbursements for electricity-related expenses recorded as revenue), less cost of product, plus distributions from equity investments, and excluding the noncontrolling interest owner’s proportionate share of revenue and cost of product.

	Three Months Ended June 30,		Six Months Ended June 30,
thousands	2018	2017	2018	2017
Reconciliation of Operating income (loss) to Adjusted gross margin attributable to Western Gas Partners, LP
Operating income (loss)	$74,736	$207,608	$262,862	$346,000
Add:
Distributions from equity investments	31,947	28,856	60,901	51,423
Operation and maintenance	100,628	76,148	188,907	149,908
General and administrative	14,035	10,585	28,167	23,244
Property and other taxes	11,754	11,924	24,136	24,218
Depreciation and amortization	78,792	74,031	155,634	143,733
Impairments	127,243	3,178	127,391	167,920
Less:
Gain (loss) on divestiture and other, net	170	15,458	286	134,945
Proceeds from business interruption insurance claims	—	24,115	—	29,882
Equity income, net – affiliates	39,218	21,728	59,642	41,189
Reimbursed electricity-related charges recorded as revenues	17,231	14,046	32,684	28,015
Adjusted gross margin attributable to noncontrolling interest	4,223	3,435	8,547	7,311
Adjusted gross margin attributable to Western Gas Partners, LP	$378,293	$333,548	$746,839	$665,104
Adjusted gross margin attributable to Western Gas Partners, LP for natural gas assets	$329,653	$297,778	$655,525	$599,283
Adjusted gross margin for crude oil, NGL and produced water assets	48,640	35,770	91,314	65,821

Western Gas Partners, LP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
thousands except per-unit amounts	2018	2017	2018	2017
Revenues and other
Service revenues – fee based	$359,544	$299,435	$697,963	$607,249
Service revenues – product based	22,105	—	44,698	—
Product sales	54,077	224,824	130,014	431,349
Other	223	1,191	442	3,045
Total revenues and other	435,949	525,450	873,117	1,041,643
Equity income, net – affiliates	39,218	21,728	59,642	41,189
Operating expenses
Cost of product	68,149	203,277	145,948	392,636
Operation and maintenance	100,628	76,148	188,907	149,908
General and administrative	14,035	10,585	28,167	23,244
Property and other taxes	11,754	11,924	24,136	24,218
Depreciation and amortization	78,792	74,031	155,634	143,733
Impairments	127,243	3,178	127,391	167,920
Total operating expenses	400,601	379,143	670,183	901,659
Gain (loss) on divestiture and other, net	170	15,458	286	134,945
Proceeds from business interruption insurance claims	—	24,115	—	29,882
Operating income (loss)	74,736	207,608	262,862	346,000
Interest income – affiliates	4,225	4,225	8,450	8,450
Interest expense	(44,389)	(35,746)	(83,672)	(71,250)
Other income (expense), net	1,229	253	2,011	683
Income (loss) before income taxes	35,801	176,340	189,651	283,883
Income tax (benefit) expense	282	843	1,784	4,395
Net income (loss)	35,519	175,497	187,867	279,488
Net income attributable to noncontrolling interest	2,811	2,046	5,796	4,148
Net income (loss) attributable to Western Gas Partners, LP	$32,708	$173,451	$182,071	$275,340
Limited partners’ interest in net income (loss):
Net income (loss) attributable to Western Gas Partners, LP	$32,708	$173,451	$182,071	$275,340
Series A Preferred units interest in net (income) loss	—	(14,199)	—	(42,373)
General partner interest in net (income) loss	(84,176)	(76,365)	(167,615)	(144,527)
Common and Class C limited partners’ interest in net income (loss)	$(51,468)	$82,887	$14,456	$88,440
Net income (loss) per common unit – basic and diluted	$(0.32)	$0.49	$0.06	$0.53
Weighted-average common units outstanding – basic and diluted	152,604	148,864	152,603	141,696

Western Gas Partners, LP
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

thousands except number of units	June 30, 2018	December 31, 2017
Current assets	$247,138	$254,062
Note receivable – Anadarko	260,000	260,000
Net property, plant and equipment	6,213,574	5,730,891
Other assets	1,945,898	1,769,397
Total assets	$8,666,610	$8,014,350
Current liabilities	$489,117	$424,333
Long-term debt	4,177,353	3,464,712
Asset retirement obligations	151,412	143,394
Other liabilities	147,246	10,900
Total liabilities	4,965,128	4,043,339
Equity and partners’ capital
Common units (152,609,285 and 152,602,105 units issued and outstanding at June 30, 2018, and December 31, 2017, respectively)	2,666,799	2,950,010
Class C units (13,778,265 and 13,243,883 units issued and outstanding at June 30, 2018, and December 31, 2017, respectively)	781,057	780,040
General partner units (2,583,068 units issued and outstanding at June 30, 2018, and December 31, 2017)	191,564	179,232
Noncontrolling interest	62,062	61,729
Total liabilities, equity and partners’ capital	$8,666,610	$8,014,350

Western Gas Partners, LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30,
thousands	2018	2017
Cash flows from operating activities
Net income (loss)	$187,867	$279,488
Adjustments to reconcile net income (loss) to net cash provided by operating activities and changes in assets and liabilities:
Depreciation and amortization	155,634	143,733
Impairments	127,391	167,920
(Gain) loss on divestiture and other, net	(286)	(134,945)
Change in other items, net	44,305	(23,044)
Net cash provided by operating activities	$514,911	$433,152
Cash flows from investing activities
Capital expenditures	$(650,096)	$(260,480)
Contributions in aid of construction costs from affiliates	—	1,343
Acquisitions from affiliates	—	(3,910)
Acquisitions from third parties	(161,858)	(155,287)
Investments in equity affiliates	(27,490)	(287)
Distributions from equity investments in excess of cumulative earnings – affiliates	12,505	9,221
Proceeds from the sale of assets to third parties	286	23,292
Proceeds from property insurance claims	—	22,977
Net cash used in investing activities	$(826,653)	$(363,131)
Cash flows from financing activities
Borrowings, net of debt issuance costs	$1,337,539	$159,989
Repayments of debt	(630,000)	—
Settlement of the Deferred purchase price obligation – Anadarko	—	(37,346)
Increase (decrease) in outstanding checks	(5,357)	(2,763)
Proceeds from the issuance of common units, net of offering expenses	—	(183)
Distributions to unitholders	(437,719)	(381,771)
Distributions to noncontrolling interest owner	(6,421)	(6,375)
Net contributions from (distributions to) Anadarko	—	30
Above-market component of swap agreements with Anadarko	28,121	28,670
Net cash provided by (used in) financing activities	$286,163	$(239,749)
Net increase (decrease) in cash and cash equivalents	$(25,579)	$(169,728)
Cash and cash equivalents at beginning of period	78,814	357,925
Cash and cash equivalents at end of period	$53,235	$188,197

Western Gas Partners, LP
OPERATING STATISTICS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Throughput for natural gas assets (MMcf/d)
Gathering, treating and transportation	887	866	852	1,155
Processing	2,860	2,555	2,808	2,498
Equity investment (1)	141	158	146	160
Total throughput for natural gas assets	3,888	3,579	3,806	3,813
Throughput attributable to noncontrolling interest for natural gas assets	94	107	95	108
Total throughput attributable to Western Gas Partners, LP for natural gas assets	3,794	3,472	3,711	3,705
Throughput for crude oil, NGL and produced water assets (MBbls/d)
Gathering, treating, transportation and disposal	145	50	134	47
Equity investment (2)	198	132	167	129
Total throughput for crude oil, NGL and produced water assets	343	182	301	176
Adjusted gross margin per Mcf attributable to Western Gas Partners, LP for natural gas assets (3)	$0.95	$0.94	$0.98	$0.89
Adjusted gross margin per Bbl for crude oil, NGL and produced water assets (4)	1.56	2.15	1.68	2.07

(1)	Represents WES’s 14.81% share of average Fort Union throughput and 22% share of average Rendezvous throughput.

(2)
Represents WES’s 10% share of average White Cliffs throughput, WES’s 25% share of average Mont Belvieu JV throughput, WES’s 20% share of average TEG and TEP throughput, WES’s 33.33% share of average FRP throughput and WES’s 20% share of average Whitethorn throughput.

(3)
Average for period. Calculated as Adjusted gross margin attributable to Western Gas Partners, LP for natural gas assets (total revenues and other for natural gas assets less reimbursements for electricity-related expenses recorded as revenue, less cost of product for natural gas assets, plus distributions from WES’s equity investments in Fort Union and Rendezvous, and excluding the noncontrolling interest owner’s proportionate share of revenue and cost of product), divided by total throughput (MMcf/d) attributable to Western Gas Partners, LP for natural gas assets.

(4)
Average for period. Calculated as Adjusted gross margin for crude oil, NGL and produced water assets (total revenues and other for crude oil, NGL and produced water assets less reimbursements for electricity-related expenses recorded as revenue, less cost of product for crude oil, NGL and produced water assets, and plus distributions from WES’s equity investments in White Cliffs, the Mont Belvieu JV, TEG, TEP, FRP and Whitethorn), divided by total throughput (MBbls/d) for crude oil, NGL and produced water assets.

Western Gas Equity Partners, LP
CALCULATION OF CASH AVAILABLE FOR DISTRIBUTION
(Unaudited)

thousands except per-unit amount and Coverage ratio	Three Months Ended June 30, 2018
Distributions declared by Western Gas Partners, LP:
General partner interest	$3,756
Incentive distribution rights	76,956
Common units held by WGP	47,625
Less:
Public company general and administrative expense	696
Interest expense	309
Cash available for distribution	$127,332
Declared distribution per common unit	$0.58250
Distributions declared by Western Gas Equity Partners, LP	$127,531
Coverage ratio	1.00	x

Western Gas Equity Partners, LP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
thousands except per-unit amounts	2018	2017	2018	2017
Revenues and other
Service revenues – fee based	$359,544	$299,435	$697,963	$607,249
Service revenues – product based	22,105	—	44,698	—
Product sales	54,077	224,824	130,014	431,349
Other	223	1,191	442	3,045
Total revenues and other	435,949	525,450	873,117	1,041,643
Equity income, net – affiliates	39,218	21,728	59,642	41,189
Operating expenses
Cost of product	68,149	203,277	145,948	392,636
Operation and maintenance	100,628	76,148	188,907	149,908
General and administrative	14,731	11,197	29,695	24,673
Property and other taxes	11,754	11,924	24,136	24,218
Depreciation and amortization	78,792	74,031	155,634	143,733
Impairments	127,243	3,178	127,391	167,920
Total operating expenses	401,297	379,755	671,711	903,088
Gain (loss) on divestiture and other, net	170	15,458	286	134,945
Proceeds from business interruption insurance claims	—	24,115	—	29,882
Operating income (loss)	74,040	206,996	261,334	344,571
Interest income – affiliates	4,225	4,225	8,450	8,450
Interest expense	(44,697)	(36,297)	(85,043)	(72,330)
Other income (expense), net	1,277	272	2,094	718
Income (loss) before income taxes	34,845	175,196	186,835	281,409
Income tax (benefit) expense	282	843	1,784	4,395
Net income (loss)	34,563	174,353	185,051	277,014
Net income (loss) attributable to noncontrolling interests	(33,017)	69,409	16,466	96,130
Net income (loss) attributable to Western Gas Equity Partners, LP	$67,580	$104,944	$168,585	$180,884
Net income (loss) per common unit – basic and diluted	$0.31	$0.48	$0.77	$0.83
Weighted-average common units outstanding – basic and diluted	218,934	218,931	218,934	218,930

Western Gas Equity Partners, LP
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

thousands except number of units	June 30, 2018	December 31, 2017
Current assets	$249,357	$255,210
Note receivable – Anadarko	260,000	260,000
Net property, plant and equipment	6,213,574	5,730,891
Other assets	1,945,898	1,770,210
Total assets	$8,668,829	$8,016,311
Current liabilities	$517,163	$424,426
Long-term debt	4,177,353	3,492,712
Asset retirement obligations	151,412	143,394
Other liabilities	147,246	10,900
Total liabilities	4,993,174	4,071,432
Equity and partners’ capital
Common units (218,937,797 and 218,933,141 units issued and outstanding at June 30, 2018, and December 31, 2017, respectively)	994,418	1,061,125
Noncontrolling interests	2,681,237	2,883,754
Total liabilities, equity and partners’ capital	$8,668,829	$8,016,311

Western Gas Equity Partners, LP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended June 30,
thousands	2018	2017
Cash flows from operating activities
Net income (loss)	$185,051	$277,014
Adjustments to reconcile net income (loss) to net cash provided by operating activities and changes in assets and liabilities:
Depreciation and amortization	155,634	143,733
Impairments	127,391	167,920
(Gain) loss on divestiture and other, net	(286)	(134,945)
Change in other items, net	45,457	(22,364)
Net cash provided by operating activities	$513,247	$431,358
Cash flows from investing activities
Capital expenditures	$(650,096)	$(260,480)
Contributions in aid of construction costs from affiliates	—	1,343
Acquisitions from affiliates	—	(3,910)
Acquisitions from third parties	(161,858)	(155,287)
Investments in equity affiliates	(27,490)	(287)
Distributions from equity investments in excess of cumulative earnings – affiliates	12,505	9,221
Proceeds from the sale of assets to third parties	286	23,292
Proceeds from property insurance claims	—	22,977
Net cash used in investing activities	$(826,653)	$(363,131)
Cash flows from financing activities
Borrowings, net of debt issuance costs	$1,337,531	$159,989
Repayments of debt	(630,000)	—
Settlement of the Deferred purchase price obligation – Anadarko	—	(37,346)
Increase (decrease) in outstanding checks	(5,357)	(2,763)
Proceeds from the issuance of WES common units, net of offering expenses	—	(183)
Distributions to WGP unitholders	(244,658)	(208,803)
Distributions to Chipeta noncontrolling interest owner	(6,421)	(6,375)
Distributions to noncontrolling interest owners of WES	(190,081)	(171,689)
Net contributions from (distributions to) Anadarko	—	30
Above-market component of swap agreements with Anadarko	28,121	28,670
Net cash provided by (used in) financing activities	$289,135	$(238,470)
Net increase (decrease) in cash and cash equivalents	$(24,271)	$(170,243)
Cash and cash equivalents at beginning of period	79,588	359,072
Cash and cash equivalents at end of period	$55,317	$188,829